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                                                                  EXHIBIT 23.5









              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of CUC International Inc. of our report dated February 2, 1996, relating to the consolidated financial statements of Ideon Group, Inc., which appears in the Current Report on Form 10-K of CUC International Inc. for the year ended January 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/Price Waterhouse LLP

PRICE WATERHOUSE LLP
Tampa, Florida
August 27, 1997